Exhibit 10.2

WEST CORPORATION

NONQUALIFIED DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 29, 2011)

ARTICLE I.

INTRODUCTION

1.1 Name and Purpose. The Employer has established and maintains the West Corporation Nonqualified Deferred Compensation Plan, for the benefit of the Company’s Directors and a select group of management or highly compensated employees of the Employer. The Plan is intended to be a deferred compensation plan for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Employer intends that the Plan (and any grantor trust described in Section 6.1) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Employer to make payments hereunder in the future. A Participant (or the Participant’s beneficiary) shall be treated as a general, unsecured creditor of the Employer. The Plan is not intended to qualify under section 401(a) of the Code.

1.2 Effective Date. This Plan, as restated herein, is effective on the closing date of the Conversion, as defined in Section 3.3(b).

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

2.1 Eligibility. Before the beginning of each Plan Year, the Compensation Committee will designate the Directors and employees who are eligible to participate in the Plan for such Plan Year; provided, however, that any employee so designated shall be from a select group of management or highly compensated employees, which means Executive Vice Presidents and above and other officers whose Compensation was $100,000 or more in the year prior to the year in which the Participant makes a Deferral Election pursuant to Section 3.1. An individual’s eligibility to make a deferral to the Plan in any given Plan Year does not guarantee that individual the right to make a deferral in any subsequent Plan Year.

2.2 Participation and Cessation of Participation. An Eligible Individual for any Plan Year may make a Deferral Election on a timely basis as described in Section 3.1, and if the Eligible Individual makes such a Deferral Election he or she shall be a Participant until he or she has received a distribution of his or her entire Deferral Account. A Participant who, for any reason, Separates from Service will cease to be eligible to defer compensation under this Plan and will become entitled to distributions as described in Article VI.

ARTICLE III.

ENROLLMENT AND DEFERRAL ELECTIONS

3.1 Participant Elections to Defer. Each Eligible Individual who intends to participate in the Plan shall make a Deferral Election, in a form acceptable to the Plan Administrator, with regard to that portion of his annual Compensation (if any) that shall be deferred hereunder, in accordance with the following:

(a) Salary Deferral Elections. An Eligible Employee may elect to defer, in whole percentage increments, up to 50% of his Salary (or such other percentage as authorized by the Compensation Committee).

(b) Bonus Deferral. An Eligible Employee may elect to defer, either in whole percentage increments or a flat-dollar amount, a portion of any periodic bonus payable to him or her; provided, however, that such election may not exceed 100% of any amount that would otherwise be paid as a periodic bonus.

(c) Director Fee Deferral. An Eligible Director may elect to defer, either in whole percentage increments or a flat-dollar amount, a portion of the fees he will be paid for serving as a Director; provided, however, that such election may not exceed 100% of any amount that would otherwise be paid for such services.

(d) Minimum and Maximum Deferral. Notwithstanding any other provision of the Plan, an Eligible Individual who elects to defer a portion of his Compensation must elect to defer a combination of Salary, periodic bonus, and Director fees in an amount that is expected to be no less than $10,000, and in no event in excess of $500,000, during any one Plan Year.

(e) Timing of Elections. No later than December 31 of each Plan Year, or such earlier date as the Plan Administrator shall determine, each Eligible Individual shall be permitted to make a Deferral Election with regard to a portion of his or her annual Compensation attributable to services performed in the immediately following Plan Year. A Deferral Election shall remain in effect only for the Plan Year to which it relates. An Eligible Individual must make a separate Deferral Election before each December 31 in order to make a deferral for the following Plan Year. Once made, a Deferral Election is irrevocable, subject only to the early distribution provisions of Section 6.1 and the one-time redeferral provision of Section 6.2.

(f) Period of Deferral. Each Deferral Election made by an Eligible Individual shall include an election of the date on which the amount of such deferral (together with any investment gains thereon) will be distributed. Such date shall be no earlier than the fifth year following the Plan Year to which the Deferral Election relates, subject only to the early distribution provisions of Section 6.1 and the one-time redeferral provision of Section 6.2.

3.2 Deferral Account. The Compensation Committee shall maintain a Deferral Account in the name of each Participant for deferrals made in accordance with Section 3.1. A Participant’s Deferral Account shall include a subaccount for each deferral made under the Plan and any Employer contributions made to the Participant under the Plan pursuant to a Deferral Election for a given Plan Year. Each such subaccount shall reflect: (i) the amount deferred or contributed during that Plan Year, (ii) any amounts distributed during that Plan Year, and (iii) the total Earnings on the Deferral Account described in Section 3.3. Deferred amounts shall be credited to subaccounts as soon as practicable following the date Compensation would otherwise have been paid to the Participant but for his Deferral Election. The portion of a Participant’s Deferral Account that is attributable to any Deferral Election (and any Earnings thereon) shall be nonforfeitable at all times.

3.3 Investment of Deferral Account.

(a) In General. A Participant shall have the right to direct the investment of amounts deferred to his or her Deferral Account by electing to have his or her Deferral Account notionally invested, in percentages elected by the Participant, in hypothetical investment options, the value of which shall track either Common Stock or Measurement Funds.

An election by a Participant to invest or not to invest his or her Deferral Account in Common Stock is an irrevocable election. Investment elections to any Measurement Fund may be changed quarterly by the Participant (but only among such Measurement Funds and under no circumstances from a Measurement Fund to Common Stock) on such date and in such manner as determined by the Compensation Committee in its sole discretion.

Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Common Stock and Measurement Fund(s) are to be used for measurement purposes only, and the allocation of each Participant’s Deferral Account to such Common Stock and Measurement Fund(s), the calculation of additional amounts, and the crediting or debiting of such additional amounts to such Participant’s Deferral Account shall not be considered or construed in any manner as an actual investment of such Participant’s Deferral Account in Common Stock or any such Measurement Fund(s).

(b) One-Time Reallocation of Deferral Accounts. The portion of the Participant’s Deferral Account that is notionally invested in Equity Strips of the Company shall be reallocated to be notionally invested in Common Stock, effective immediately following the conversion of the shares of Class L Common Stock into Common Stock as approved by the Board (the “Conversion”). For purposes of implementing the reallocation, Equity Strips shall be converted into Common Stock consistent with the Conversion in the manner approved by the Board.

3.4 Valuation of Common Stock. The value of the Common Stock, for purposes of the Plan (including, but not limited to the distribution provisions of Article VI), shall be determined by the Compensation Committee, based on factors that it deems appropriate.

3.5 Adjustment of Participants’ Deferral Accounts.

(a) In General. A Participant’s Deferral Account shall be credited or debited each Accounting Date (or, with respect to that portion of a Participant’s Deferral Account attributable to periodic bonuses or Director fees, each time such amount is deferred into the Plan) based on the then-applicable value of the Common Stock and the performance of each Measurement Fund selected by the Participant, as though (i) the Participant’s deferrals were invested in the Common Stock and Measurement Fund(s) in the percentages applicable to such payroll period as of the date that they are credited to the Participant’s Deferral Account; and (ii) any distributions made to the Participant that decrease the Participant’s Deferral Account balance ceased being invested in the Common Stock and Measurement Fund(s) in the percentages applicable to such payroll period, as of a date no earlier than the last business day of the payroll period preceding the date of distribution, at the closing price on such date. The Participant’s Deferral Account will be revalued on each Accounting Date, based on the price of the Common Stock in effect on that date, as determined by the Compensation Committee pursuant to Section 3.4, the value of the Measurement Funds on that date, and the percentages in which the Participant is invested in Common Stock and each of the Measurement Funds.

To the extent a Participant’s Account is deemed to be invested in Measurement Funds and is not entirely distributed within three years from the date the Participant Separates from Service for any reason, the Participant’s entire vested Deferral Account shall thereafter be deemed to be invested in a money market fund designated by the Compensation Committee until such Deferral Account is fully distributed to the Participant.

(b) Procedure. As of each Accounting Date, the Compensation Committee shall:

(i) First, charge to the proper Deferral Accounts all payments or distributions made since the last preceding Accounting Date;

(ii) Next, credit each Participant’s Deferral Account with amounts deferred on behalf of the Participant since the last preceding Accounting Date;

(iii) Next, credit each Participant’s Deferral Account with any Employer Matching Contributions (as defined in Section 4.1) made on behalf of the Participant since the last preceding Accounting Date; and

(iv) Next, adjust each Participant’s Deferral Account for applicable Earnings since the last preceding Accounting Date.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Compensation Committee shall adjust the portion of each Participant’s Deferral Accounts deemed to be invested in Common Stock in order to preserve the benefits or potential benefits of such Deferral Accounts. Any adjustments shall be made in a manner that the Compensation Committee in its sole discretion determines to be equitable.

3.6 Additional Limitation on Deferral Elections. Notwithstanding anything in this Section to the contrary, the Plan Administrator may reduce amounts credited or to be credited to the Participant hereunder if, as a result of any election, a Participant’s Compensation from the Employers would be insufficient to cover taxes and withholding applicable to the Participant, but only to the extent consistent with the requirements of Section 409A of the Code.

ARTICLE IV.

EMPLOYER MATCHING CONTRIBUTIONS

4.1 Employer Matching Contributions. To the extent a Participant makes a Deferral Election and makes an Investment Designation that such deferrals and Earnings thereon initially be measured by Common Stock, the Employer will make an Employer Matching Contribution. All Employer Matching Contributions shall be designated to be invested in Common Stock and shall remain hypothetically invested in Common Stock. No Employer Matching Contribution will be made with respect to any amount deferred by the Participant for which Earnings are measured based on an Investment Designation other than Common Stock.

4.2 Accounting for Employer Matching Contributions. Employer Matching Contributions on behalf of a Participant will be recorded in a separate subaccount maintained in the Participant’s Deferral Account as of the Crediting Date of the underlying deferral. Such subaccount will be deemed to be invested in Common Stock and will be adjusted from time to time in the same manner as described in Article III.

4.3 Vesting of Employer Matching Contributions. As of October 24, 2006, each Participant who was then actively employed by an Employer became fully vested in the Employer Matching Contributions that were allocated to such Participant’s Deferral Account as of such date. Effective for Employer Matching Contributions allocated to Deferral Accounts after October 24, 2006 each Participant’s nonforfeitable interest in such Employer Matching Contributions will equal 20%, multiplied by the Participant’s Years of Service following the later to occur of (A) January 1, 2007 and (B) the first day of the Plan Year in which the Participant participates in the Plan. A Participant shall forfeit immediately any non-vested portion of his or her Deferral Account if such Participant: (i) voluntarily terminates employment with the Employer and does not immediately thereafter serve as a Director; or (ii) ceases to be an Employee or Director due to Cause. A Participant’s Deferral Account will become nonforfeitable immediately if: (i) the Participant dies or becomes Disabled or is terminated by the Employer without Cause; (ii) a Change in Control occurs; or (iii) the Plan terminates.

ARTICLE V.

FUNDING

The Employer, in its sole and absolute discretion, may (or may not) acquire any investment product or any other instrument or otherwise invest any amount to provide the funds from which it can satisfy its obligation to make benefit payments under this Plan. Any investment product or other item so acquired for the convenience of the Employer shall be the sole and exclusive property of the Employer (or a Trust established by the Employer) with the Employer (or the Trust) named as sole owner and sole beneficiary thereof. To the extent that a Participant or his or her Beneficiary acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer.

ARTICLE VI.

TIMING AND FORM OF BENEFIT PAYMENTS

6.1 Timing of Distribution. The vested portion of a Participant’s Deferral Account shall be distributed on the earlier to occur of:

(a) The deferred distribution date indicated on the Participant’s Deferral Election and in accordance with subsection 3.1(f); and

(b) The date that the Participant Separates from Service;

provided, however, that such distribution shall occur within 90 days following such date.

Notwithstanding the foregoing or any provision of this Plan to the contrary, in the case of a Participant who is a “specified employee” within the meaning of Section 409A of the Code, payment of such Participant’s Deferral Account due to Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service or, if earlier, the date of death of such Participant. Any distribution delayed pursuant to the immediately preceding sentence shall be paid to the Participant as soon as practicable, and in no event more than sixty (60) days after, the date which is six (6) months after the date of Separation from Service or, if earlier, the date of death of the Participant.

6.2 One-time Redeferral Election. A Participant may modify a prior election regarding the time of distribution under subsection 6.1(a), provided that any such election (i) shall not be effective until twelve (12) months after the date on which the new election is made; (ii) must be made at least twelve (12) months in advance of the first scheduled payment date; and (iii) must provide for a new payment date that is at least five (5) years after the first scheduled payment date. If a Participant timely makes a new election pursuant to the foregoing, the vested portion of his Deferral Account shall be paid on the earlier to occur of:

(a) The new deferred distribution date designated by the Participant; and

(b) The date that the Participant Separates from Service;

provided, however, that such distribution shall occur within 90 days following such date.

Notwithstanding the foregoing or any provision of this Plan to the contrary, in the case of a Participant who is a “specified employee” within the meaning of Section 409A of the Code, payment of such Participant’s Deferral Account due to Separation from Service shall not be made before the date which is six (6) months after the date of Separation from Service or, if earlier, the date of death of such Participant. Any distribution delayed pursuant to the immediately preceding sentence shall be paid to the Participant as soon as practicable, and in no event more than sixty (60) days after, the date which is six (6) months after the date of Separation from Service or, if earlier, the date of death of the Participant.

6.3 Form of Distribution. Distributions from the Plan may be made in either a single, lump sum distribution or five annual installments (approximately 20% each year), as elected irrevocably by the Participant on his or her Participation Agreement for such Plan Year. Distributions from the Participant’s Deferral Account that are notionally invested in a Measurement Fund will be distributed in cash. Distributions from the Participant’s Deferral Account that are notionally invested in Common Stock shall be distributed solely in Common Stock; provided that the Plan Administrator, in its sole discretion, may cause all or any portion of the Participant’s Deferral Account that is notionally invested in Common Stock to be distributed in cash, based on the value of the Common Stock at the time each distribution is paid.

6.4 Beneficiaries. A Participant may designate his or her primary Beneficiary or Beneficiaries to receive the amounts as provided herein after his or her death in accordance with the Beneficiary Designation provisions of the Participation Agreement. A Participant also may designate his or her contingent Beneficiary or Beneficiaries to receive amounts as provided herein if all primary Beneficiaries predecease the Participant or have ceased to exist on the date of the Participant’s death. In the absence of such a designation, the Employer shall pay any such amount to the Participant’s estate.

6.5 Taxes. All distributions hereunder shall be subject to applicable withholding of federal, state and local income, employment and other taxes as determined by the Administrator, and the Employer shall have the right to require, prior to making any such distribution, payment by the Participant of the amounts required to be withheld or paid in connection with such distribution. The Participant may satisfy any such withholding obligation by either (or a combination) of the following means: (a) making a cash payment to the Employer, and/or (b) authorizing the Company to withhold cash from any cash distribution to the Participant under the Plan or, to the extent such cash distribution is insufficient to satisfy such withholding obligation, to withhold Common Stock which would otherwise be delivered to Participant having an aggregate fair market value (as determined by the Administrator by whatever means or method as the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate), determined as of the date the obligation to withhold or pay taxes arises in connection with the applicable distribution, equal to the amount necessary to satisfy any such obligation. If benefits credited to a Participant under the Plan are subject to withholding taxes prior to the date on which such benefits are distributed, the Employer shall either withhold such taxes from other compensation payable to the Participant or reduce the Participant’s Plan benefit by the amount of such withholding taxes.

ARTICLE VII.

ADMINISTRATION

7.1 Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company.

7.2 Plan Administrator’s Rights, Duties and Powers. The Plan Administrator shall have all the powers necessary and appropriate to discharge its duties under the Plan, which powers shall be exercised in the sole and absolute discretion of the Plan Administrator, including, but not limited to, the following:

(a) To construe and interpret the provisions of the Plan and to make factual determinations thereunder, including the power to determine the rights or eligibility under the Plan and amounts of benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations by the Plan Administrator shall be binding on all parties.

(b) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and trust agreement, if any.

(c) To direct the payment of distributions in accordance with the provisions of the Plan.

(d) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers) and to delegate to them such powers, rights and duties as the Plan Administrator may consider necessary or advisable to carry out administration of the Plan.

(e) To appoint an investment manager to manage (with power to acquire and dispose of) the assets of the Employer that may be used to satisfy benefit obligations under the Plan, and to delegate to any such investment manager all of the powers, authorities and discretions granted to the Plan Administrator hereunder or under a Trust (if any).

7.3 Interested Plan Administrator Member. If a member of the Plan Administrator is also a Participant in the Plan, the Plan Administrator member may not decide or determine any matter or question concerning distributions of any kind to be made to him or her or the nature or mode of settlement of his or her, unless such decision or determination could be made by the Plan Administrator member under the Plan if the Plan Administrator member were not serving within the Plan Administrator.

7.4 Expenses. All costs, charges and expenses reasonably incurred by the Plan Administrator will be paid by the Employer. No compensation will be paid to a member of the Plan Administrator as such.

7.5 Claims. The Employer shall afford a reasonable opportunity to the claimant whose claim for benefits has been denied for a review of the decision denying such claim. Ultimately, the interpretation and construction of this Plan by the Plan Administrator, and any action taken hereunder, shall be binding and conclusive upon all parties in interest, provided, however, that nothing herein shall prevent any Participant or Beneficiary from enforcing his or her rights as a general unsecured creditor hereunder.

7.6 Reports. The Plan Administrator shall provide the Participant with a statement reflecting the amount of the Participant’s Deferral Account at least quarterly.

7.7 No Liability. No employee, agent, officer, trustee, member, volunteer or director of the Employer shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith.

ARTICLE VIII.

AMENDMENT AND TERMINATION

This Plan may not be amended, altered or modified, except by a written instrument signed by the Employer and the Participants affected thereby or their respective successors; provided that the Employer may amend, alter, modify or terminate this Plan on a prospective basis at any time, provided (i) that no such amendment, alteration, modification or termination shall adversely affect a Participant’s entitlement to benefits attributable to amounts credited to his or her Deferral Account in any Plan Year immediately prior to the Plan Year of the amendment, alteration, modification or termination of this Plan, (ii) that the Plan shall only be terminated to the extent, and in the manner, permitted by Section 409A of the Code, and (iii) that until all amounts are distributed, the Employer must continue to offer Investment Designations that are at least reasonably comparable to the options available prior to such amendment, alteration, modification or termination.

ARTICLE IX.

MISCELLANEOUS

9.1 Non-Assignability of Benefits. Neither any Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. Such amounts shall not be subject to seizure by any creditor of a Participant or any Beneficiary hereunder, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy or insolvency of any Participant or any Beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate the Participant’s participation in this Plan, and the Employer then may pay the benefits hereunder as if the Participant had terminated employment.

9.2 Impact on Other Benefits. Except as otherwise required by the Code or any other applicable law, this Plan and the benefits provided herein are in addition to all other benefits which may be provided by the Employer to the Participants from time to time, and shall not reduce, replace or otherwise cause any reduction, in any manner, with regard to any of such other benefits.

9.3 Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Plan by the Employer or any Participant or Beneficiary shall be in writing, and shall be signed by the person or entity giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the principal office of the Employer, or if to a Participant or Beneficiary to such individual or entity’s last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice, consent or demand.

9.4 Tax Matters. If benefits credited or payable to a Participant under the Plan become taxable prior to the date on which such benefits are actually paid, the Employer will remit any required withholding or employment taxes. If at any time this Plan is found to fail to meet the requirements of Section 409A of the Code and the regulations thereunder, the Employer may distribute the amount required to be included in the Participant’s income as a result of such failure. Any amount distributed under this Section 9.4 will be charged against amounts owed to the Participant and offset against future payments. For the avoidance of doubt, the Participant will have no discretion, and will have no direct or indirect election, as to whether a payment will be accelerated under this Section 9.4.

9.5 Governing Law; Validity. This Plan shall be governed by and construed in accordance with the internal laws of the State of Nebraska. This Plan shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Code. Notwithstanding the foregoing, under no circumstances shall the Employer be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Participant due to any failure to comply with Section 409A of the Code.

IN WITNESS WHEREOF, the Employer has executed and adopted this Plan as of the Effective Date.

WEST CORPORATION

By:	/s/ Paul M. Mendlik

Its:	Chief Financial Officer

APPENDIX I

DEFINITIONS

Except as otherwise provided herein, the terms provided in this Appendix I shall have the following definitions wherever used in this Plan with initial capital letters.

Accounting Date means the last day of each payroll period, or any other accounting date as determined by the Plan Administrator in its sole discretion.

Beneficiary means any person, entity, or any combination thereof the Participant names in the Participation Agreement as beneficiary to receive benefits under this Plan in the event of the Participant’s death, or in the absence of any such designation, the Participant’s estate. A Participant may amend his Participation Agreement to name a new Beneficiary at any time.

Cause means that the Participant has engaged in an act of willful misconduct, gross negligence, fraud or moral turpitude, as determined by the Employer.

Change in Control means during any period of two consecutive years or less: (i) individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of, or nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (ii) the shareholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company; or (iii) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the common stock, par value $.001 per share, of the Company and all rights appurtenant thereto.

Company means West Corporation, a Delaware corporation, and any successor corporation to the maximum extent permitted under Section 409A of the Code.

Compensation means the total cash compensation earned and payable to a Participant for services rendered to the Company as an employee (as reported on Form W-2) or as a Director (as reported on Form 1099).

A-1

Compensation Committee means the Compensation Committee of the Company’s Board of Directors.

Crediting Date means the date a deferred amount is credited to the Participant’s Deferral Account.

Deferral Account means the account established as provided in Article III of the Plan to hold amounts attributable to the Participant as provided in Article IV of the Plan.

Deferral Election means the provisions of the Participation Agreement providing for the Participant to elect to defer a portion of his or her Compensation, as amended from time to time.

Director means a member of the Company’s Board of Directors.

Disability means that a Participant has been considered “disabled” under the Employer’s long-term disability plan maintained for employees generally; provided, however, that if there is no such plan at the time or if the Participant does not participate in such plan, the Participant shall be considered “disabled” if he or she is entitled to collect disability benefits from the Social Security Administration.

Earnings means the amount credited to each Participant’s Deferral Account as provided in Article III of the Plan.

Eligible Director means a Director eligible to participate in the Plan, as provided under Section 2.1.

Eligible Employee means an Employee eligible to participate in the Plan, as provided under Section 2.1.

Eligible Individual means any Eligible Director or Eligible Employee.

Employee means an employee of the Employer selected by the Employer to participate in this Plan, and who elects to participate in this Plan by executing and delivering to the Employer a Participation Agreement; provided, however, that all employees selected by the Employer shall be members of a select group of management or highly compensated employees as described in Sections 202, 301 and 401 of ERISA.

Employer means West Corporation and any entity within the same controlled group of corporations within the meaning of Sections 414(b) and (c) of the Code, provided that such entity, together with the Corporation, be treated as a single employer for purposes of Treas. Reg. §1.409A-1(h)(3).

Employer Matching Contribution means a contribution made by the Employer equal to a percentage of the amount deferred by a Participant, as designated by the Employer from time to time.

A-2

Equity Strip means the former equity interest in the Company representing an undivided interest in 8 shares of Class A common stock of the Company and 1 share of Class L common stock of the Company.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Investment Designation means the provisions of the Participation Agreement providing for the Participant’s direction of the investment of his or her Deferral Account as described in Article III of this Plan, as amended or replaced from time to time.

Measurement Fund means any investment fund available under the West Corporation Employee 401(k) Retirement Plan, or a successor plan.

Participant means an Employee or a Director who has executed a Participation Agreement and who otherwise meets the requirements of Section 2.2.

Participation Agreement means the agreement executed by Participant that includes provisions for the Participant’s Deferral Election, Beneficiary Designation, and Investment Designation.

Plan means the West Corporation Nonqualified Deferred Compensation Plan as from time to time amended and in effect.

Plan Administrator means the Compensation Committee of the Board of Directors of the Company.

Plan Year means the 12-month period beginning on each January 1.

Salary means the Employee’s base salary, as determined by the Employer.

Separation from Service and correlative terms mean a “separation from service” (as that term is defined at Treas. Regs. § 1.409A-1(h)) from the Employer or, in the case of a Director, from the Company’s Board of Directors.

Trust means any trust that may be established in connection with the Plan to set-aside assets of the Plan and provide security to Participants; provided, however, that unless otherwise agreed to by the Participant and Employer, the assets held in such trust would remain the property of the employer and subject to creditors of the corporation.

Year of Service means a Plan Year in which the Employee worked for the Employer or for any other entity which merged with the Employer or was otherwise acquired by the Employer if the Employee was employed on a full-time basis by such other entity at the time of such merger or other acquisition.

A-3